UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

BANK FIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3360

April 22, 2024
Dear Shareholder:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”), the holding company for Bank First, N.A., which will be held on Monday, June 17, 2024, at 4:00 p.m., Central Daylight Time, at the Capitol Civic Centre, located at 913 S. 8th Street, Manitowoc, Wisconsin 54220. Refreshments will be served following the meeting.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon at the Annual Meeting. The Proxy Statement and Annual Report on Form 10-K can be accessed at www.envisionreports.com/BFC or our website at www.bankfirst.com. We expect directors and officers of the Company, as well as representatives of the Company’s auditors, to be present at the Annual Meeting to respond to any shareholder questions. Shareholders may also ask questions and provide comments before the Annual Meeting by contacting our Shareholder Services team at (920) 652-3360 or shareholderservices@bankfirst.com.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to complete and vote and submit your proxy online, by telephone, or by mail to ensure a quorum. If you vote your shares before the Annual Meeting, you will have the right to revoke your proxy and vote your shares by one of the methods described in this Proxy Statement.
We hope you will plan to attend our Annual Meeting on Monday, June 17, 2024. If you have any questions regarding any of the information provided herein, please do not hesitate to contact the Company’s Corporate Secretary, Kelly Dvorak, at (920) 652-3244 or kdvorak@bankfirst.com, or the Company’s Shareholder Services Officer, Lori Sisel, at (920) 863-1028 or lsisel@bankfirst.com. On behalf of our Board of Directors and Senior Management Team, thank you for your continued investment in Bank First Corporation. We look forward to seeing you at the Annual Meeting.
Sincerely,
Michael B. Molepske
Chairman of the Board and Chief Executive Officer

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3360

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:
Monday, June 17, 2024

TIME:
4:00 p.m. Central Daylight Time

LOCATION:
Capitol Civic Centre, located at 913 S. 8th Street, Manitowoc, Wisconsin 54220

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”) will be held on Monday, June 17, 2024, at 4:00 p.m., Central Daylight Time, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:
(1) To elect five (5) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
(3) To hold an advisory vote on the compensation of the Company’s named executive officers;
(4) To hold an advisory vote on the frequency of the advisory vote on executive compensation; and
(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
The Company’s Board of Directors has fixed the close of business on April 8, 2024, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.
It is important that your shares be represented and voted at the meeting regardless of the number of shares you own. Even if you plan to attend the Annual Meeting, you are urged to promptly vote your shares online, by telephone, or by completing and returning a physical proxy card. Voting instructions are included in this proxy statement, and printed on the proxy card. You can revoke a proxy before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors
Kelly M. Dvorak, Corporate Secretary
Manitowoc, Wisconsin
April 22, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2024:
The notice of the annual meeting, proxy statement, proxy card and the 2023 annual report for the period ending December 31, 2023, are available at https://www.envisionreports.com/BFC
Whether or not you plan to attend the meeting, please vote online, by telephone, or by completing and returning a physical proxy card.

BANK FIRST CORPORATION
402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3360

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 17, 2024

ABOUT THE ANNUAL MEETING
This Proxy Statement is provided by the Board of Directors of Bank First Corporation (the “Company”) in connection with our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process and includes certain other information.
The Annual Meeting will be held at the Capitol Civic Centre, 913 S. 8th Street, Manitowoc, Wisconsin 54220, on Monday, June 17, 2024, at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Company,” and “Bank First” refer to Bank First Corporation and its wholly owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.
Notice of Internet Availability of Proxy Materials
The meeting notice, containing information regarding the availability of proxy materials for the 2024 Annual Meeting of Shareholders is being mailed to shareholders of record on or around April 22, 2024. Shareholders can access the proxy materials electronically and vote their shares at www.envisionreports.com/BFC. The meeting notice will also contain instructions for requesting a paper copy of the proxy materials. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2023 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions for accessing and reviewing our proxy materials online. We have chosen electronic access to our proxy materials to save the Company the cost of producing and mailing these documents. We believe this expedites shareholder receipt of proxy materials, lowers the costs we incur and conserves natural resources. The notice also provides instructions on submitting your proxy and voting online or by phone. If you would like to receive a printed copy or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice to request the materials. If you receive more than one notice, it means that your shares are held in more than one account. To ensure that all shares are voted, please vote each account separately.
Purpose of Meeting
Shareholders will be asked to vote on the following matters at the Annual Meeting:
(1) To elect five (5) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
(3) To hold an advisory vote on the compensation of the Company’s named executive officers t;
(4) To hold an advisory vote on the frequency of the advisory vote on executive compensation; and
(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
In addition, management will report on the Company’s performance for the fiscal year ended December 31, 2023, and will respond to shareholders’ questions.

Voting Recommendation
Proposal	Board’s Recommendation	Reasons for Recommendation	See page
1. Election of five (5) directors	FOR	The Board and the Governance and Nominating Committee believe the four Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	5
2. Ratification of Independent Registered Public Accounting Firm	FOR	Based on the Audit Committee’s assessment of FORVIS, LLP’s qualifications and performance, the Audit Committee believes FORVIS, LLP’s retention as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, is in the Company’s best interest.	40
3. Advisory Vote on Named Executive Officer Compensation	FOR	The Board and the Compensation Committee believe that the compensation of the Company’s named executive officers aligns with the Company’s compensation philosophy and its long-term strategic goals.	43
4. Advisory Vote on Frequency of Advisory Vote on Executive Compensation	THREE YEARS	The Board and the Compensation Committee believe that an advisory vote to approve named executive officer compensation is appropriate every three (3) years, in alignment with the performance of the Company’s independent compensation analysis.	44
VOTING INFORMATION
Record Date and Shareholders Entitled to Vote
Each share of the Company’s common stock issued and outstanding as of the close of business on April 8, 2024 (the “Record Date”) is entitled to receive notice of and is entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our principal office during ordinary business hours beginning two business days after the meeting notice is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof.
Outstanding Shares and Quorum
On the Record Date, there were 10,122,220 shares of the Company’s common stock outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 5,061,110 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.
Procedures for Voting by Proxy
Shareholders of Record: Shares Registered Directly in Your Name. Shareholders of record may vote their shares in person during the Annual Meeting or submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or Internet by following the instructions on the meeting notice and proxy card. Granting a proxy by telephone or Internet will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or Internet, please have your proxy card available. The Company must receive your vote no later than 11:59 p.m. Central Daylight Time, on June 16, 2024, for your vote to be counted at the Annual Meeting.
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the approval of the named executive officer compensation, and “THREE YEARS” for the frequency for the advisory vote on executive compensation. If any director nominee becomes unavailable for election for any reason before the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named on your proxy card) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.
Beneficial Holders: Shares Registered in the Name of Broker, Bank or Other Agent. If your shares are held by your broker, bank or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name,” and you will receive our proxy materials from that organization rather than from the Company. If this is the case, you are not the “recordholder” of such shares, and you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. To attend the Annual Meeting, you must also register in advance and submit proof of your “legal proxy” from your broker, bank or other reflecting your Company common stock ownership. If you fail to bring such legal proxy to the Annual Meeting, you will not be able to vote your shares in person at the Annual Meeting.
Brokers, banks or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks and other agents are not authorized to vote are called “broker non-votes.” The ratification of the Company’s independent registered public accounting firm is a routine proposal, while all other proposals in this proxy statement (including the election of directors and matters involving executive compensation) are not “routine” proposals. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Company’s independent registered public accounting firm, but such shares will not be voted with respect to the election of directors or the other matters involving executive compensation.
The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. The inspector of election appointed by the Company for the Annual Meeting will count votes on the day of the Annual Meeting. The Board has appointed Chairman of the Board of Directors Michael B. Molepske and Chief Legal Counsel and Corporate Secretary Kelly M. Dvorak to serve as the proxies for the Annual Meeting.
Requirements for Shareholder Approval
Proposal 1: In voting for the proposal to elect five directors, you may vote in favor of all nominees or withhold your votes as to all or specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote as to one or more nominees, it will not affect the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.
Proposal 2: In voting on the proposal to approve the ratification of the Company’s independent registered public accounting firm, you may vote for or against the proposal or abstain. To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, the proposal must receive more votes in favor of the proposal than against the proposal.
Proposal 3: In voting on the proposal to approve the compensation of the Company’s named executive officers on an advisory basis, you may vote for or against the proposal or abstain. To approve the compensation of the Company’s named executive officers on an advisory basis, the proposal must receive more votes in favor of the proposal than against the proposal.
Proposal 4: In voting on the proposal regarding the frequency of the advisory vote of the Company’s named executive officers on an advisory basis, you may vote for one year, two years or three years, and the option that receives the highest number of votes will be the frequency for the advisory vote on executive compensation that shareholders have selected. The Compensation Committee (which administers the Company’s executive compensation program) values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
Abstentions and Broker Non-Votes
Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will not affect the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Company’s independent registered public accounting firm, the advisory vote on the compensation of the Company’s named executive officers, and the advisory vote on the frequency of the advisory vote on executive compensation, votes withheld, and abstentions will not affect the outcome of the vote.

Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting to determine the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum but will not be treated as shares entitled to vote on such matters. Broker non-votes will not affect the outcome of any of the proposals.
Proxy Solicitation
This Proxy Statement is furnished to the Company’s shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. The Company will bear the cost of soliciting proxies, and solicitation will be made principally by distribution via mail. Proxies may also be solicited by email, telephone, or other means of communication by certain directors, officers, and employees of the Company without additional compensation for their proxy solicitation efforts. The Company also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s common stock.
Proxy Revocation and Changing My Vote
A proxy may be changed or revoked at any time before it is exercised by (i) filing a written notice of revocation with the Chief Legal Counsel and Corporate Secretary of the Company (Kelly M. Dvorak, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010); (ii) submitting a duly executed proxy bearing a later date which is received by the Company at any time before the Annual Meeting date; (iii) voting again by telephone or on the Internet before 11:59 p.m. Central Daylight Time, on June 16, 2024; or (iv) appearing at the Annual Meeting and voting in person. Please note that attending the Annual Meeting in person will not automatically change or revoke your proxy unless you vote again in person at the Annual Meeting.
If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Voting Results
The Company will publish the voting results in a Current Report on Form 8-K, filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Other Matters
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy should contact Chief Legal Counsel and Corporate Secretary Kelly M. Dvorak at Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirst.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Articles of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Company’s Board of Directors adopted pursuant to the Company’s Bylaws has established the number of directors at a maximum of twelve (12).
There are five (5) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees is also a member of the Board of Directors of the Bank, a wholly-owned subsidiary of the Company. Information regarding the business experience of each nominee is included below. There are no arrangements or understandings between any of the directors and any other person pursuant to which they were selected as a director. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.
Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. Currently, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
Nominees for Election as Directors
The following is a summary of information regarding the director nominees, including the name of each director nominee, their experience and qualifications, each of the positions and offices they hold with the Company, their term of office as a director, and all periods during which they have served as a director of the Company. If elected, the director nominees will hold office for a three-year term expiring in 2027.

MARY-KAY H. BOURBULAS
Ms. Bourbulas served on the Board of Directors of Partnership Community Bancshares, Inc. from 2013 to 2019, which was acquired by Bank First Corporation, effective July 12, 2019. She is a co-owner, founder and manager of Handen Distillery, a grain-to-bottle craft distillery in Cedarburg, Wisconsin. Before opening the distillery in 2017, Ms. Bourbulas provided asset-based workout consulting for secured assets and distressed loans from 2006 to 2015. She also has an extensive background in securities management, having begun her career at Stein Roe & Farnham, a former Chicago-based investment advisory firm, in 1985. She then spent fourteen years at Strong Capital Management, leading the high-yield municipal department and credit team. Ms. Bourbulas holds a Bachelor’s Degree in Economics from Northwestern University. Ms. Bourbulas has been a resident of the City of Cedarburg for over 30 years and currently serves on the City of Cedarburg’s Finance Committee, which provides financial oversight, including budgeting, financial planning, financial reporting, and the creation and monitoring of internal controls and accountability policies. She also serves on the City of Cedarburg’s Board of Review, which examines the assessment roll and corrects all apparent errors in description or computation. She became a director of the Company and Bank in July 2019 and serves as the Chair of the Governance and Nominating Committee. Ms. Bourbulas’ experience in evaluating and managing secured assets and troubled loans, coupled with her tenure in the investment services industry, brings valuable experience to the Bank First’s Board of Directors.

ERIN A. DAVIS
Ms. Davis is the Chief Executive Officer of Quality Roasting, Inc. Quality Roasting is a Wisconsin-based soybean processing company, manufacturing soybean products for the feed and food industries. She joined the company in 2016 as the Director of Business Operations Manager. In 2020, Ms. Davis founded QR Transport, LLC, a bulk transportation company offering food grade hauling services. Before her roles at Quality Roasting, she worked for Swedish-based company Tetra Pak, where she held various engineering, sales and management roles in their dairy food processing division. Ms. Davis earned her Bachelor of Science Degree in Chemical Engineering with an emphasis in food processing from the University of Minnesota, Twin Cities.

ROBERT D. GREGORSKI
Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi-tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential properties. As a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial and multi-family residential properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc, WI. Mr. Gregorski received his Bachelor of Arts Degree from the University of Wisconsin, Madison in 1984 and his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Company and Bank in October 2010 and serves on the Compensation Committee. Mr. Gregorski brings to our Board extensive experience and expertise in real estate development. The knowledge garnered throughout his tenure with Gregorski Development, LLC positions him to be a valuable asset in a variety of contexts and committee roles, including analyzing the Bank’s commercial real estate loan portfolio and assisting in site selection and development of new bank branches.

PHILLIP R. MAPLES
Mr. Maples is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over 31 years. He joined Michael Best & Friedrich in 2016 and has an active statewide practice with a focus on wealth planning. He also works frequently with large corporate and agribusiness clients on transactional and structural planning, business succession and with their principals on estate, gift, and income tax issues. Mr. Maples also currently serves as outside general counsel to the Holstein Association, USA, the world’s largest dairy breed association. Working within his firm’s wealth planning practice group he provides counsel on wealth transfer and related tax issues, along with the development and implementation of complex estate plans. He also works within the probate and trust administration areas and in the resolution of business disputes. As a board member for several private companies, Mr. Maples has extensive experience working with and counseling clients on corporate governance and strategic issues. Before joining Michael Best & Friedrich in 2016, Mr. Maples spent six years with the management team of a local manufacturer leading their operational and legal departments. He was also a shareholder at the law firm of Whyte Hirschboeck Dudek, S.C. in Manitowoc from 1996 to 2009. Mr. Maples has been active in numerous community and statewide organizations throughout the years. He formerly served on the Board of Directors and Executive Committee of the Museum of Wisconsin Art and is the Museum’s Past-President. Mr. Maples received his Bachelor of Arts, with distinction, from the University of Wisconsin — Madison in 1988 and his Juris Doctor degree from the University of Wisconsin Law School in 1992, where he has returned to instruct in their practice skills program in of wealth planning. Mr. Maples joined the Company’s Board of Directors in 2021 and serves on the Audit Committee and Governance and Nominating Committee. He brings significant legal knowledge and business experience to the Board of Directors, specifically in estate, wealth, and business succession planning.

PETER J. VAN SISTINE
Mr. Van Sistine, a seasoned leader in financial technology and services, currently serves as the Founder and CEO of pvsfintechgroup since 2023. pvsfintechgroup is transforming the next generation of banking and fintech partnerships. With over 40 years of experience in the industry, he has held various executive roles, including Global Enterprise Account Executive Vice President at NCR, a leading provider of self-service banking solutions. In this capacity, he concentrated on maintaining NCR’s leadership position in Customer Experience and Customer Journey offerings as a Service. Prior to NCR, he spent 27 years as Executive Vice President of Sales at FIS, where he spearheaded sales and marketing programs to drive new business and client retention metrics, supporting organic growth goals and strategic acquisitions. Earlier in his career, Mr. Van Sistine held senior roles at Metavante Corporation, gaining expertise in various financial technologies such as CRM, Digital Banking, Data Warehousing, and Executive Information Solutions. He has deep roots in community banking, drawing from his experiences at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. He became a director of Bank First in 2018 and serves as the Chair of the Compensation Committee. With his wealth of experience in the information technology sector, Mr. Van Sistine brings invaluable knowledge and expertise to the Board in the areas of technology and cybersecurity.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Directors Continuing in Office
The following is a summary of information regarding the continuing directors, including the name of each director, their experience and qualifications, each of the positions and offices they hold with the Company, their term of office as a director, and all periods during which they have served as a director of the Company.
Directors Whose Terms Expire in 2025
JUDY L. HEUN
Ms. Heun has over 30 years of experience in accounting and finance, currently serving as a Financial Consultant for Kohler Company advising and directing the company leadership in topics regarding financial audit, policy/procedure, and planning and investing. Before her current role, she served as Vice President and Controller for Kohler Company’s Kitchen & Bath North America multi-billion dollar international sector. Prior to that, she served as the Director of Corporate Administrative Accounting for the Kohler Company for over 15 years. She is an accomplished leader with experience in various aspects of finance and operations and a professional skillset in accounting, planning, forecasting, financial reporting, internal controls, and continuous improvement. She is actively involved with the Plymouth community. Ms. Heun currently serves on the finance council for St. John the Baptist church and school, and previously served as finance committee chair for the school board. She has also had active involvement in the Plymouth Soccer Club as a board member, treasurer, and team manager. Ms. Heun graduated from the University of Wisconsin-Milwaukee in 1988 with a Bachelor of Business Administration Degree in Finance. She earned her Master’s Degree in Business Administration from Marquette University in 1997. Ms. Heun became a director of the Company and Bank in April 2019. She assumed the role of Chair of the Audit Committee in 2022. Ms. Heun brings a demonstrated history of strong financial discipline to the Company, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes.

LAURA E. KOHLER
For more than 30 years, Ms. Kohler has been a business leader at the forefront of driving purposeful change in the workplace. As Chief Sustainable Living Officer of the Kohler Company, Ms. Kohler brings her experience in marketing, communications, human resources and sustainability to lead Kohler’s efforts to help people live a sustainable lifestyle, adopt behaviors and make conscious choices to minimize their impact on the planet. Prior to this role, Ms. Kohler served as the company’s first Chief Sustainability and DEI officer where she expanded Kohler Company’s commitment to environmental sustainability, social impact and DE&I by implementing more aggressive initiatives to achieve their net zero 2035 goals, accelerating innovation to provide a broader range of products that help people reduce their impact on the environment, and increasing advocacy to address water conservation and improved access to safe water and sanitation. Ms. Kohler also led the public reporting transition shift from social impact metrics to a GRI informed ESG report. She spent two decades as the head of human resources where she oversaw the growth and development of 40,000+ global associates and helped formalize and strengthen the culture to allow associates to align with work that was meaningful and allows them to achieve their full potential. Ms. Kohler also serves as the Chair for the Kohler’s Trusts for Clean Water. She is also on the boards of Kohler Company, Duke University’s Trinity Board of Visitors and the President’s Climate Task Force, the John Michael Kohler Arts Center, the Kohler Foundation, the African Wildlife Foundation, and the National Housing Endowment. Ms. Kohler joined the Board of the Company and the Bank in 2022, where she also serves on the Compensation Committee. She brings a wealth of diverse experience to the Board in the areas of human resources, marketing, and sustainability.

MICHAEL B. MOLEPSKE
Mr. Molepske is currently the Chief Executive Officer of the Company and the Bank, and the Chairman of the Board of Directors. In these roles, he provides strategic leadership by working with the Board of Directors and the Senior Management team to establish long-term goals, growth strategies, and processes and procedures for the Company and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, and in the best interest of employees, customers, and shareholders. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he was responsible for overseeing the Lakeshore Region’s commercial banking, private banking, credit administration, and treasury management functions. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In 2008 and 2010, respectively, Mr. Molepske was appointed Chief Executive Officer and President of the Company. In June 2022, he was elected Chairman of the Board of Directors of both entities. Mr. Molepske currently serves on the Board of Directors for the RCS Foundation and Rahr-West Museum Foundation. He is the Chairman of the Officials Committee and member of the Rules and Records Committees for the American Barefoot Club, a division of USA Water Ski and the World Barefoot Council, a division of the International Waterski & Wakeboard Federation. Mr. Molepske graduated from the University of Wisconsin, Madison, with Bachelor of Science Degrees with majors in Finance and Management Information Systems. He later earned his Masters of Business Administration from the University of Wisconsin, Milwaukee. Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives successfully. His attention to detail and extensive knowledge of the financial sector enables him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

Directors Whose Terms Expire in 2026
STEPHEN E. JOHNSON
Mr. Johnson, retired, formerly served as Market President and Community Reinvestment Act (“CRA”) Officer for Bank First from 2017 through 2018. Before joining Bank First, Mr. Johnson was the Director of Compliance for First National Bank of Waupaca from 2016 to 2017 and served as Chairman of the Board of First National Bank of Waupaca as well as Waupaca Bancorporation, Inc. Preceding his move to the banking industry, Mr. Johnson was employed by Sentry Insurance A Mutual Company for over 35 years during which he served in various capacities to include Director’s responsibilities in Operations Support and Underwriting Planning, Marketing Operations, Affinity Markets, and Consumer Products Underwriting. Mr. Johnson’s community activities include serving as a member of the Boards of Directors of the Waupaca County Emergency Food and Shelter Program, and the Western Golf Association/Evans Scholars Foundation. He also served on the Boards of the ThedaCare Foundation of Waupaca, the ThedaCare Family of Foundations, the Waupaca Area Community Foundation, and the Board of Education for the School District of Waupaca. Mr. Johnson graduated from the University of Southern California in 1978 with a Bachelor of Arts Degree in Psychology. He became a Director of Bank First in January 2019 and serves on the Audit Committee and Governance and Nominating Committee. Mr. Johnson’s background in CRA, marketing, customer acquisition, operations, and strategic planning brings additional strength and a diverse business perspective to the Board of Directors.

TIMOTHY J. MCFARLANE
Mr. McFarlane began his banking career in 1988 as a Credit Analyst at Valley Bank in Oshkosh, Wisconsin. He joined Bank One in Fond du Lac, Wisconsin, in 1990 where he served as a Credit Analyst, Commercial Loan Officer, and Assistant Vice President of Business Banking. From 1995-2003, Mr. McFarlane served as Community Bank President at Associated Bank and was responsible for its Fond du Lac office, overseeing market growth from $8 million to $100 million. He was recognized as the “Leader in Sales” for the Lakeshore Region of the bank and took the Fond du Lac branch from the bottom to the top production quartile. In 2003, Mr. McFarlane joined Hometown Bank in Fond du Lac serving as President, Chief Executive Officer, and Chairman of the Board of Directors for the bank and holding company. During his tenure, he led the successful acquisition of Farmers Exchange Bank in 2015 and United Community Bank in 2018, adding six new branch locations and over $240 million in assets. Under his leadership as President of Hometown Bank, the organization grew from $189 million to $654 million in assets. Mr. McFarlane is very active in the local community, having served on numerous organizations throughout his career, including most recently, the Fond du Lac Association of Commerce/Envision Greater Fond du Lac. Mr. McFarlane graduated from the University of Wisconsin, Oshkosh with a Bachelor of Business Administration Degree. He joined Bank First as its President in February 2023 as part of the merger of Bank First and Hometown Bank. As President of Bank First, he is responsible for the Bank’s retail and business banking operations, and overseeing the Marketing, Human Resources, Credit Administration, and Deposit and Loan Operations functions. He plays a crucial role in determining the overall strategy of Bank First and ensuring the mission and core values of the organization are upheld while delivering value to the Bank’s employees, customers, shareholders, and communities.

Retiring Directors
The following directors have retired or are retiring from the Board of Directors in 2024.
MICHAEL G. ANSAY
Michael G. Ansay serves as the Chairman and CEO of Ansay and Associates, LLC, a second-generation independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals. In his current capacity, Mr. Ansay is responsible for formulating long-term strategic plans and executing the agency’s mission, vision, and values, to deliver high-quality, customer-focused solutions. Under his leadership, Ansay & Associates has emerged as one of the fastest-growing companies in Wisconsin and has garnered recognition as one of the Best and Brightest companies to work for nationwide. With a remarkable expansion from a single location to over 25, Ansay and Associates effectively manages the insurance and risk needs of more than 12,000 businesses and 35,000 individuals. Mr. Ansay is also a managing member of Ansay Development Corporation and Ansay International. He currently serves as the President of the board of directors for the Independent Insurance Agency of Wisconsin, the Bruce Krier Charitable Foundation. Mr. Ansay has also been appointed Honorary Consul of Luxembourg for Wisconsin by Luxembourg’s Ministry of Foreign Affairs. He graduated from Marquette University in 1976 with a Bachelor of Science in Finance. Mr. Ansay became a director of the Company and Bank in February 2010, was appointed Vice-Chairman in February 2012, and served as Chairman of the Board from January 2013 to June 2022, when the role was transitioned to Michael B. Molepske, Chief Executive Officer, to facilitate a smooth transition of leadership in anticipation of Mr. Ansay’s retirement. He retired from the Board after 14 years of service in January 2024. Mr. Ansay brought to the Board extensive experience driving growth, crafting and implementing long-term strategic goals, and his proven ability to bring people together and develop a strong team of leaders. His dedication, strategic insight and remarkable contributions have significantly impacted the Bank’s success.

DAVID R. SACHSE
Mr. Sachse is President and Owner of Landmark Consultants, Inc., a consulting, research, and entrepreneurship business formed in 1993. In that role, he has been involved in eight successful entrepreneurial ventures. Additionally, Mr. Sachse serves as minority owner and/or advisor to five successful ventures in eastern Wisconsin, including Nutrients, Milwaukee Forge, Heresite, DRS Central, and Terra Compactor, where he provides financial and operational counsel to these companies. Mr. Sachse also serves as Chairman of the Board of Directors of Landmark Group, Inc. and its wholly-owned subsidiary HTT, Inc. This company designs and manufactures dies and metal stampings. At HTT, Inc., Mr. Sachse directed a strategic acquisition that resulted in significant sales growth in sales and numerous operational efficiencies and capabilities for the company. Mr. Sachse also served as President of Polar Ware/Stoelting from 2002—2012. Under his direction, the company became a leading manufacturer of stainless steel ice cream machines, cheese processing equipment, and industrial washers and dryers in North America, reporting over $90 million in annual sales. Mr. Sachse led an effort to position Polar Ware/Stoelting for sale, and in 2012, it was acquired by The Vollrath Company. Mr. Sachse is an active member of the Sheboygan County Economics Club. He also currently serves on the board of directors of Ansay & Associates, LLC, an independent insurance agency in Wisconsin. Mr. Sachse graduated from the University of Wisconsin, Milwaukee in 1977 with a Bachelor of Science Degree in Marketing and Finance. He served as a director of the Company and the Bank from June 2010 and will retire at the Annual Meeting. With his extensive background in financial planning and analysis, internal audit, compliance, and acquisition structuring, Mr. Sachse has made invaluable contributions to Bank First over the past 14 years. His business acumen and strategic leadership have been instrumental to the Bank’s success.

NAMED EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following is a summary of information with respect to the executive officers of the Company who are not directors, including the name of each individual, their experience and qualifications, and the details of the position they hold with the Company. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which they were selected as an executive officer. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

KEVIN M. LEMAHIEU
Mr. LeMahieu, 52, joined the Company and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance activities as well as internal and public financial reporting functions. Mr. LeMahieu brings significant financial expertise to the Company, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in various industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served as Assurance Services Senior Manager and Director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on client engagements, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin University with a Bachelor of Science Degree in Accountancy. He is a member of the Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is licensed in Wisconsin.

JOAN A. WOLDT
Ms. Woldt, 56, joined the Company and the Bank in 2010 as Regional President. At the end of her tenure with Bank First, she served as Executive Vice President and Chief Operating Officer. Woldt was hired alongside a team of bankers to establish a new Fox Valley Region for Bank First. She was first responsible for the Oshkosh market, then Appleton, and eventually oversaw the Green Bay and Waupaca markets. Woldt brought a culture and focus to the Bank’s customer experience, understanding the importance of attracting, retaining, and developing strong bankers in its markets. In her role as Chief Operating Officer, her responsibilities centered on Bank-wide regional reporting, which included commercial and retail functions as well as frontline training. Before joining Bank First, Ms. Woldt served Associated Bank for 16 years, ending her tenure as Commercial Banking Group Leader in the Fox Valley and Fond du Lac markets. She also managed Associated Bank’s Private Banking services, was a commercial banking sales trainer and was asked to participate in various corporate team initiatives. Ms. Woldt earned her Bachelor’s Degree from the UW-Green Bay with an emphasis in Finance. In 2023, she graduated from the Stonier Graduate School of Banking program. Active in the community, Ms. Woldt served as President of the Oshkosh Area Chamber Board of Directors, the Greater Oshkosh Economic Development Corporation Board of Directors, the UW-Green Bay Alumni Foundation Board of Directors, and was a long-time member of the Fox Cities Performing Arts Center Finance Committee. She also served as President of the Oshkosh Community YMCA Board of Directors and on the board of the Fox Cities Chamber of Commerce. Ms. Woldt departed Bank First effective December 31, 2023.

JASON V. KREPLINE
Mr. Krepline, 49, joined the Company and Bank in 2005 as Vice President of Business Banking. Soon thereafter, he was promoted to Regional President and Senior Loan Officer, responsible for establishing the Bank’s footprint in Sheboygan while ensuring Bank First’s lending portfolio remained in line with its culture of superior credit quality. Since establishing the Sheboygan office in 2008, Bank First has seen exponential growth in that market under Mr. Krepline’s leadership, growing from $61 million to $3.43 billion in total deposits and from $142 million to $3.34 billion in total loans as of year-end 2023. Today, Mr. Krepline serves as Bank First’s Chief Lending Officer, where he is responsible for overseeing the Bank’s business banking frontline operations along with providing leadership on Bank credit decisions. He also serves as Chair of the Bank’s Loan Committee. Before his tenure with Bank First, Mr. Krepline served Associated Bank for seven years in the positions of Credit Analyst, Business Banking Officer, and Vice President of Business Banking, where he was responsible for developing new and enhancing existing business banking relationships in the Sheboygan market. Mr. Krepline holds a Master of Business Administration Degree from Concordia University, with an emphasis in Finance. He earned his Bachelor’s Degree in Finance and Economics from the University of Wisconsin, Eau Claire.

Officers of the Board of Directors (2023)
Chairman: Michael B. Molepske
Chief Executive Officer: Michael B. Molepske
Chief Financial Officer: Kevin M. LeMahieu
President: Timothy J. McFarlane
Chief Operating Officer: Joan A. Woldt
Chief Lending Officer: Jason V. Krepline
During the previous 10 years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.

CORPORATE GOVERNANCE
Overview
We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.
Board Leadership Structure
The Company is committed to strong Board leadership. Our governance framework allows the Board to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. In accordance with the Company’s Bylaws, our Board of Directors elects our Chairman and Chief Executive Officer, and these positions may be held by the same person or two different people. Currently, the roles of Chairman of the Board and Chief Executive Officer are both held by Michael B. Molepske. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision. Since one individual serves as our Chairman and Chief Executive Officer, the Board also nominated David R. Sachse as the Company’s Lead Independent Director for 2023. Mary-Kay H. Bourbulas will take on the role of Lead Independent Director upon Mr. Sachse’s retirement.
The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Independent Director and providing information to Board members in advance of meetings and between meetings.
The Lead Independent Director is responsible for:
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Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;

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Calling regularly scheduled executive sessions of the independent and non-management directors;

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Ensuring Board leadership in times of crisis;

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Developing the agenda for and chairing executive sessions of the independent directors;

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Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;

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Chairing Board meetings when the Chairman of the Board is not in attendance;

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Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board;

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Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

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Performing such other duties as may be requested from time to time by the Board, the independent directors or the Chairman of the Board; and

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Being available, upon request, for consultation and direct communication with major shareholders.

After careful consideration, the Board has determined the Company’s current Board structure is the most appropriate leadership structure for the Company and its shareholders. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Company’s goals.
Executive Sessions
Our Bylaws provide for executive sessions of our non-management and independent directors to give them a significant voice. Our Board believes this is a crucial governance practice that enables the Board to discuss matters without management present.
Our independent directors meet in regularly scheduled executive sessions at least twice annually, and at other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met twice in executive session in 2023.

Role of Board in the Oversight of Risk
The Board has the ultimate authority and responsibility for overseeing our risk management. The Board monitors, reviews and reacts to material enterprise risks that management identifies. The Board receives specific reports from management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks, as well as the degree of exposure to those risks. The Board helps ensure that management is appropriately focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees are responsible for risk oversight in specific areas. The Audit Committee manages financial, accounting and internal control risk management policies, and also oversees the risk and compliance programs. The Compensation Committee assesses and monitors risks in our compensation program, and determines the compensation for directors and named executive officers. The Governance and Nominating Committee oversees the nomination process and evaluation of the Board and is responsible for review of the Company’s policies and procedures. The Enterprise Risk Management Committee is primarily responsible for the management of risk across the Company consistent with the Company’s strategic goals and objectives, risk culture, and risk appetite. The Asset and Liability Management Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. As discussed more fully below, the Information Technology Committee assesses, identifies and manages material risks from cybersecurity threats.
Cybersecurity Risk Management and Strategy
Assessing, identifying and managing material risks from cybersecurity threats is critical for maintaining the security of the Company’s data and information systems. It is integrated into our enterprise risk management systems and processes. The Bank’s cybersecurity risk management and strategy approach is based on the FFIEC Cybersecurity Assessment Tool (“CAT”), which provides a repeatable and measurable process for evaluating cybersecurity preparedness and assessing, identifying, and managing material risks from cybersecurity threats. The CAT incorporates cybersecurity-related principles from the FFIEC Information Technology Examination Handbook and regulatory guidance, and concepts from other industry standards, including the National Institute of Standards and Technology Cybersecurity Framework.
The CAT consists of Cybersecurity Inherent Risk Profile and Cybersecurity Maturity. Completing both parts of the CAT allows management and the Board to evaluate whether the Company’s cybersecurity risk and preparedness are aligned. The Cybersecurity Inherent Risk Profile is the level of risk posed to the Company by technologies and connection types, delivery channels, online/mobile products and technology services, organizational characteristics and external threats. Cybersecurity Maturity is designed to help management measure the Company’s level of risk and corresponding controls under the following five domains:   (i) Cyber Risk Management and Oversight; (ii) Threat Intelligence and Collaboration; (iii) Cybersecurity Controls; (iv) External Dependency Management; and (v) Cyber Incident Management and Resilience.
The Information Security Officer (“ISO”) and the Company’s Information Technology Committee conduct and review the CAT annually to identify changes to the Company’s inherent risk profile; when new threats arise or when considering changes to the business strategy, such as expanding operations, offering new products and services, or entering into new third-party relationships that support critical activities. Consequently, management and the Board can determine whether additional risk management practices or controls are needed to maintain or augment the Company’s cybersecurity maturity.
To continually share threat intelligence and increase awareness of cybersecurity trends, the Company has also implemented a Cybersecurity Education and Awareness Program. This program includes the following components:
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Mandatory annual cybersecurity employee training;

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Training specifically targeted to Senior Management and Information Technology staff;

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Bimonthly review of emerging security trends by the Information Technology Committee;

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Mandatory annual cybersecurity Board training;

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Periodic communication to employees highlighting internal control requirements and information about common threats or fraud schemes; and

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Periodic communication with the Bank’s customers highlighting emerging threats and good cybersecurity hygiene.

To date, we have not experienced a cybersecurity incident that has materially impacted our business strategy, results of operations, or financial condition. Despite our efforts, there can be no assurance that our cybersecurity risk management processes and measures described will be fully implemented, complied with, or effective in protecting our systems and information. We face risks from certain cybersecurity threats that, if realized, are reasonably likely to materially affect our business strategy, the result of operations or financial condition.

The Company’s Board of Directors recognizes the importance of maintaining the trust and confidence of our customers, employees, and shareholders. The Board of Directors’ responsibilities for cybersecurity risk management and strategy include the following:
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Engaging management in establishing the Bank’s vision, risk appetite, and overall strategic direction;

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Approving plans to ensure the use of the CAT;

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Reviewing management’s analysis of the CAT results, inclusive of any reviews or opinions on the results issued by independent risk management or internal audit functions regarding those results;

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Reviewing management’s determination of whether the Bank’s cybersecurity preparedness is aligned with its risks;

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Reviewing and approving plans to address any risk management or control weaknesses; and

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Reviewing the results of management’s ongoing monitoring of the Bank’s exposure to and preparedness for cyber threats.

The Company has appointed an ISO, who reports directly to the Audit Committee and shares a co-sourced relationship with an outside consulting firm. The ISO has been with Bank First for over 10 years in various operational and administrative roles.   For the past four years, he has served as the Bank’s Enterprise Risk Manager, and as ISO for the past two years.   In 2022, he earned the Certified Banking Security Manager certification from SBS Cybersecurity. The ISO works closely with the head of Information Technology to ensure that the Bank’s cybersecurity controls align with established internal culture, Board expectations and risk appetite, and all regulatory requirements. The ISO’s responsibilities include the following:
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Developing a plan to conduct and complete the CAT;

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Working with the VP-Director of Technology to evaluate the results of the CAT;

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Leading employee efforts during the CAT to facilitate timely responses from across the Bank;

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Setting the target state of cybersecurity preparedness that best aligns with the Board of Directors’ approved risk appetite;

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Reviewing, approving, and supporting plans to address risk management and control weaknesses;

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Analyzing and presenting the results of the CAT to the Board of Directors;

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Overseeing the performance of ongoing monitoring to remain nimble and agile in addressing evolving areas of cybersecurity risk; and

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Overseeing changes to maintain or increase the desired cybersecurity preparedness.

Finally, the Company has established an Information Technology Committee to support the ISO in implementing the CAT, document formal action plans to be presented to the Board of   Directors, enforce and implement the controls established by the CAT, and ensure employee compliance with internal controls.
Board Self-Evaluation
The Board undertakes an evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The Governance and Nominating Committee reviews the evaluations, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed. In 2023, each committee of the Board also engaged in a self-assessment, which evaluated each committee’s performance and identified areas of improvement.
Director Independence
The Board has evaluated the independence of its directors in accordance with the NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our corporate governance guidelines and principles and the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Ms. Bourbulas, Ms. Davis, Mr. Gregorski, Ms. Heun, Mr. Johnson, Ms. Kohler, Mr. Maples, Mr. Sachse and Mr. Van Sistine do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. The Board has determined that Mr. Ansay, Mr. McFarlane and Mr. Molepske do or did have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is or was not independent as the term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. Mr. McFarlane and Mr. Molepske are not independent because they are executive officers of the Company and the Bank. Mr. Ansay was not independent because of the Bank’s ownership of Ansay & Associates, LLC. The Board has further determined that each director who serves on the Audit,

Compensation, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ rules and applicable rules and regulations of the SEC. Upon the retirement of Mr. Ansay and Mr. Sachse and the election of the director nominees, the Board will contain eight (8) independent directors and two (2) non-independent directors.
Director Qualifications
We believe our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value. They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, financial literacy, and experience in the context of the Company’s needs and those of our Board of Directors. Our Board of Directors’ priority in selecting board members is identifying individuals who will further the interests of our shareholders through their record of professional and personal experiences and expertise relevant to our growth strategy. The following matrix depicts the diversity of experience of our Board of Directors.
Board Experience Matrix
Name	Banking	Real Estate	Finance/ Accounting	IT	Insurance	Marketing	Securities/ Trading	HR	Legal	M&A	Ag	Business/ Operations	ESG
Bourbulas	X	X	X				X					X
Davis												X
Gregorski		X							X			X
Heun			X
Johnson	X				X	X						X
Kohler						X		X		X			X
Maples		X							X		X	X
McFarlane	X									X
Molepske	X	X	X	X			X			X		X	X
Van Sistine	X			X		X		X		X		X
Board Diversity
The Company highly values diversity on its Board of Directors. We aim to ensure that the composition of the Board reflects diversity of race, gender, age, geography, education, and work experience. We believe that a diverse board translates to more effective strategic planning, critical decision making, and creative problem solving, resulting in a better return for our shareholders. We are actively working to increase the diversity of our Board, including the number of women and ethnic minorities on the Board. The following matrix depicts the gender and racial diversity of the Board.

Board Diversity Matrix
Total Number of Directors	10
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	6	4	0	0
Number of directors who identify any of the categories below:
African American or Black	0	0
Alaskan Native or American Indian	0	0
Asian	0	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	6	4
Two or More Races or Ethnicities	0	0
LGBTQ+	0
Undisclosed	0
Environmental, Social and Governance (ESG) Initiatives
Bank First Corporation is committed to operating our business responsibly and believes that our commitment to environmental, social and governance (“ESG”) best practices benefits our business, shareholders, communities, and employees.
Environmental
Bank First takes pride in its initiatives to reduce our environmental footprint. We have committed significant resources to reducing our carbon footprint in all our branches by using energy-efficient building practices in our newly constructed branches, and by remodeling our existing branches to increase energy efficiency. We consistently use low-E energy efficient windows, LED lighting, state of the art air filtration systems, high efficiency HVAC systems, recycled building materials, office furniture made from recycled materials, and low-flow bathroom fixtures to conserve water. Our operations are also largely paperless, reducing our reliance on trees and paper products. We maximize natural daylight in our new buildings, boosting employee wellness and reducing our reliance on electricity. When possible, we also link our buildings to bike paths and sidewalks, which benefits both our employees and the community. We also have a passionate team of employees on our Corporate Responsibility Committee, a group whose mission is to create solutions and implement environmentally-friendly procedures. Since forming the committee, we have taken many actions to reduce our footprint, some of which include:
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Using recycled facility products and donating furniture and other supplies when remodeling or constructing new offices.

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Updating our lighting systems to automatically turn off lights when not in use.

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Defaulting the printers to print from one-sided to two-sided.

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Reducing paper consumption by utilizing iPads for meeting materials. The Bank assisted employees in this initiative by reimbursing individuals 50% of the cost of a new iPad.

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Rewarding customers for using e-statements versus paper statements.

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Installing water bottle filling units in the branches and providing each employee with a new eco-friendly water bottle to reduce bottled water consumption.

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Providing shredding days for our customers.

Social
“Bank First is a relationship-based bank focused on providing innovative solutions that are value driven to the communities we serve.” This is our promise to our employees, customers, communities, and shareholders. An integral part of this promise is community involvement. Our employees take great pride in serving our communities through volunteering, charitable contributions, education scholarships, and community development initiatives. In 2023, Bank First employees volunteered over 7,241 hours to our surrounding communities.
Our culture emphasizes our long-standing dedication to respecting others and having a workforce representative of the communities we serve. Diversity and inclusion are fundamental to our culture. We believe in attracting, retaining and promoting quality talent and recognize that diversity makes us stronger. Our talent acquisition team partners with hiring managers to source and present a diverse slate of qualified candidates to strengthen our organization.
As of December 31, 2023, 73% of our employees self-identified as female and 5% self-identified as people of color. Twenty-seven percent (27%) of our Board and 46% of our Senior Management team identified as female. We continue to work on improving the representation of women and people of color across the Company.
We believe our employees are our greatest asset and that our future success depends on our ability to attract, retain and develop employees. Bank First’s mission is to help employees grow both personally and within their role by creating employee-centric development plans and giving people the autonomy to succeed while holding them accountable to deliver results. Development plans are focused on career growth, personal development, training, mentoring, and community involvement. Employees are encouraged to further enhance their skills and seek additional training if desired. Bank First also promotes leadership training for its staff, and provides tuition reimbursement for those looking to further their education.
We believe Bank First’s development plan process identifies employee strengths and determines where their skills and expertise can be best applied within the organization. Each year, employees are required to complete a thorough self-evaluation where they can address any issues or concerns they have with the position they are currently in. After self-evaluations, a formal review is scheduled between supervisor and subordinate. Employees are encouraged to always raise their hand and let their supervisor know if there is a role in which they would be better suited. Employees can address these concerns at any time throughout the year — not just at review time. In addition, we have a solid internal hiring process. The Bank will always post an open position internally first to allow employees to take on a new role or develop themselves within a different department of the bank.
We help cultivate employees’ talent by providing internal mentoring and paying for further education and training opportunities that are most relevant to their career goals. Our Chief Executive Officer truly believes in celebrating the success of our employees, whether they find success within the organization or in a role outside the organization that utilizes their talents and helps them grow. We take pride in our current and former employees’ success and will provide the resources to help people grow whether their long term plans are to stay with the organization or leave for a role more appropriate to their goals.
As part of our effort to attract and retain employees, we offer a broad range of benefits, including health, dental and vision insurance, life and disability insurance, cell phone and health club reimbursement, employee assistance program, educational tuition reimbursement, annual clothing allowance, employee referral program, 401(k) retirement plan, profit sharing, flex spending cafeteria plan, and generous paid time off. We believe our compensation package and benefits are competitive with others in the industry. Bank First is a 6-time award winner of the “Best Banks to Work For” by American Banker.
The Bank is subject to the Community Reinvestment Act (the “CRA”), under which the appropriate federal banking agency periodically assesses the Bank’s record in meeting the credit needs of the communities it serves, including low and moderate income neighborhoods. The Bank had a rating of  “Outstanding” in its most recent CRA evaluation. The Bank has a designated CRA officer who monitors the Bank’s compliance with this regulation.
Governance
We believe that strong corporate governance and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value. Our directors are required to complete training on safety and soundness, bank management, and bank regulation on an annual basis, and receive regular training on identity theft, cybersecurity, the Bank Secrecy Act, fair lending, unfair and deceptive trade practices, and Regulation O throughout the year from our Compliance team. Our Governance and Nominating Committee also reviews the Bank’s entire portfolio of policies in detail every year, to ensure that the policies are accurate and that the Bank complies with policy requirements.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website, www.bankfirst.com, under the Shareholder Services tab. All directors, officers, and employees are also subject to our Insider Trading Policy, which governs trading of the Company’s securities. This policy can also be found under the Shareholder Services tab of the Bank’s website.

COMMITTEES OF THE BOARD OF DIRECTORS
The Company has standing Audit, Compensation, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors, which is reviewed annually. You may review each of these charters under “Corporate Profile — Governance Documents” on the Shareholder Services section of the Bank’s website at www.bankfirst.com.
Meeting Attendance
The Board of Directors holds regularly scheduled quarterly meetings for the Company Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets quarterly. The Compensation Committee meets at least twice yearly, and the Governance and Nominating Committee meets approximately monthly.
In 2023, the Company’s Board of Directors held six (6) meetings, and the Board of Directors of the Bank held eleven (11) meetings. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders. We expect, but do not require, directors to attend the Annual Meeting.
Board Committee Composition
		Director Since
Name	Age		Independent	AC	CC	GN
Mary-Kay H. Bourbulas	60	2019	Yes
Erin A. Davis	36	NEW	Yes
Robert D. Gregorski	63	2010	Yes
Judy L. Heun	58	2019	Yes
Stephen E. Johnson	68	2020	Yes
Laura E. Kohler	62	2022	Yes
Phillip R. Maples	58	2021	Yes
Timothy J. McFarlane	57	2023	No
Michael B. Molepske	63	2009	No
Peter J. Van Sistine	67	2018	Yes
AC: Audit Committee
CC: Compensation Committee
GN: Governance & Nominating Committee
: Chair
: Member
All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and other financial matters. Among other things, the Audit Committee has the authority to:
•
retain, evaluate and, as necessary, terminate the Company’s independent auditors;*

•
review and approve the scope of the annual internal and external audits;

•
review and pre-approve the engagement of our independent auditors to perform non-audit services and the related fees;*

•
meet independently with our internal auditors, independent auditors, and Senior Management;

•
review the integrity of our financial reporting process;

•
review our financial statements and disclosures; and

•
review disclosures from our independent auditors regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

*
Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance from, and receive appropriate funding from the Company for, independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.
In 2023, our Audit Committee consisted of Judy L. Heun, Stephen E. Johnson and Phillip R. Maples. Each member of the Audit Committee meets the SEC and NASDAQ’s independence requirements. During 2023, the Audit Committee held four (4) meetings.
Judy L. Heun served as the Chair of the Audit Committee in 2023. She was designated as the Committee’s financial expert as defined under the SEC rules, and possesses financial sophistication as defined under the NASDAQ rules, based on her extensive experience with financial reporting and analysis. In addition, the Board believes that each member has sufficient knowledge and experience of financial and auditing matters to serve on the Audit Committee.
Compensation Committee
The Compensation Committee is primarily responsible for administering the Company’s compensation program. Consequently, the Compensation Committee approves all elements of the compensation program including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:
•
overseeing the Company’s compensation philosophy, compensation programs and retirement programs, including making recommendations and proposals concerning employee benefits;

•
ensuring that a compensation market analysis is completed for the directors and members of Senior Management by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

•
retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

•
overseeing the Company’s regulatory and legal compliance with respect to compensation plans;

•
determining, or recommending to the Board for determination, the compensation of non-employee directors;

•
approving the recommended salaries, bonuses and long-term incentive compensation for Senior Management;

•
approving the recommended salary, bonus, long-term compensation, and other compensation for the named executive officers; and

•
approving the corporate goals and metrics, profit sharing contribution, retirement plan match, overall salary compensation and overall bonus compensation, for all Company employees on annually.

The Committee grants sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not members of Senior Management to the Chief Executive Officer. The Committee also has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities outlined in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management. In 2023, our Compensation Committee consisted of Robert D. Gregorski, Laura E. Kohler, David R. Sachse, and Peter J. Van Sistine. Each member of the Compensation Committee meets the SEC and NASDAQ independence requirements. During 2023, the Compensation Committee held four (4) meetings. Peter J. Van Sistine served as Chair of the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an officer or employee of the Company or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Governance and Nominating Committee
The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. To be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Company and the Bank, including reviewing the Company’s Bylaws, reviewing the appropriateness and scope of all Company and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:
•
making recommendations to the Board regarding the size and composition of the Board;

•
establishing and recommending to the Board criteria for the selection of new directors;

•
identifying and recruiting Board candidates, consistent with criteria approved by the Board;

•
recommending to the Board candidates for Board membership;

•
selecting the director nominee(s) for the next Annual Meeting;

•
determining the appropriate committee structure of the Board;

•
reviewing all Company and Bank policies requiring Board approval on an annual basis;

•
making recommendations to the Board concerning policy changes;

•
conducting the formal performance evaluation of the Chief Executive Officer of the Company and Bank;

•
overseeing the evaluation of the Board members;

•
overseeing the corporate governance of the Company and the Bank;

•
reviewing the Bylaws of the Company and the Bank as necessary; and

•
ensuring complete and accurate reporting to the SEC and other regulatory bodies as required by law.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Company’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder nominees that comply with the Bylaws will receive the same consideration as those from other sources. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. Please see “Submission of Shareholder Proposals and Shareholder Communications” on page 45 for more information.
When considering and evaluating nominees, the Committee will consider the following factors:
•
Professional experience and core competencies

•
Knowledge of the banking and finance industry

•
Personal, professional, and financial integrity

•
Ability and willingness to attend Board and committee meetings and actively participate therein

•
Other board memberships

•
Community involvement

•
Any potential conflicts of interest and/or affiliate relationships

•
Diversity in race, ethnicity, gender, and age

•
Diversity in geography, professional experience, and industry

In 2023, our Governance and Nominating Committee consisted of Mary-Kay H. Bourbulas, Stephen E. Johnson, and Phillip R. Maples. Ms. Bourbulas served as the Chair of the Committee. Each member of the Governance and Nominating Committee meets the SEC and NASDAQ independence requirements. During 2023, the Governance and Nominating Committee held twelve (12) meetings.

DIRECTOR COMPENSATION
The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with shareholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.
The Compensation Committee reviews the compensation paid to non-employee directors and named executive officers. Directors’ compensation includes annual retainer fees, chair fees and long-term stock grants (equity ownership). Since the Company’s directors are representing the shareholders, we feel these directors should also be shareholders of the Company. Including equity as part of the annual director compensation package increases the share ownership of directors and increases their stake in the Company.
All directors, named executive officers and members of Senior Management are subject to a share ownership requirement. Upon initial election to the Board, all directors must own at least 2,000 shares of Company common stock. Between initial election to the Board and the fifth anniversary thereof, all directors must own a minimum of five times (5x) the director’s annual stock award, or $275,000. The Chief Executive Officer and President must own a minimum of 5,000 shares upon accepting the role of Chief Executive Officer or President, and must increase their ownership to at least two and one-half times (2.5x) the CEO or President’s base salary by their fifth anniversary. Members of Senior Management, including named executive officers, do not have an initial minimum stock ownership requirement, but must own a minimum of one and one-half times (1.5x) his or her base salary in Bank First Corporation stock within five years. All of our directors, named executive officers and members of Senior Management have complied with our stock ownership policy in the 2023 fiscal year.
The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis. It makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. At least every three years, a compensation analysis is completed by a third-party independent consultant, specializing in executive and board compensation. The Compensation Committee retained Pearl Meyer to conduct a comprehensive compensation study in 2023, which provided us with director compensation data from our peer group and survey data sources. Upon review of the study results, it was determined that director compensation be adjusted in 2023 to better reflect the Company’s desired market positioning. As such, the annual cash retainer was increased from $10,000 to $25,000, and chair fees were increased to $15,000 annually. The annual stock compensation was unchanged at $55,000, and the Lead Independent Director and Board Chair fee remained at $25,000 annually. All adjustments were made retroactive to March 1, 2023.
Below, we summarize the 2023 director fees paid to our non-employee directors. Mr. Molepske and Mr. McFarlane do not receive additional compensation for serving as directors.
Compensation Structure for Non-Employee Directors (2023)
Annual Retainer	$25,000
Annual Stock Award	$55,000
Annual Board Chair Fee (only paid when Chair is independent)	$25,000
Annual Audit Committee Chair Fee	$15,000
Annual Compensation Committee Chair Fee	$15,000
Annual Governance & Nominating Committee Chair Fee	$15,000
Annual Lead Independent Director Fee (only paid when Chair is not independent)	$25,000

Fiscal Year 2023 Non-Employee Director Compensation
Director	Fees Earned or Paid in Cash (a)($)	Dividends (b)($)	Stock Awards (c)($)	All Other Compensation ($)	Total Compensation ($)
Michael G. Ansay	25,000	745	55,077	0	77,535
Mary-Kay H. Bourbulas	40,000	745	55,077	0	92,535
Robert D. Gregorski	25,000	745	55,077	0	77,535
Judy L. Heun	40,000	745	55,077	0	92,535
Robert W. Holmes	0	745	55,077	0	52,535
Stephen E. Johnson	25,000	745	55,077	0	77,535
Laura E. Kohler	25,000	584	55,077	0	77,374
Phillip R. Maples	25,000	745	55,077	0	77,535
David R. Sachse	50,000	745	55,077	0	102,535
Peter J. Van Sistine	40,000	745	55,077	0	92,535
(a) On March 1, 2023, the directors received an annual retainer fee based on their board position and chair roles, if applicable.
(b) Reflects dividends paid on unvested stock awards in 2023.
(c) On March 1, 2023, the Company granted restricted stock for 2022 board service to its non-employee directors pursuant to the Company’s 2020 Equity Plan (“Equity Plan”). Each director received 687 shares of restricted stock at a fair market value price of  $80.17 per share. These restricted shares vest on the one-year anniversary of the grant. Stock award values are computed pursuant to the Equity Plan and based on the targeted value as determined by the Compensation Committee annually.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is intended to provide information we believe will help you understand our executive compensation program and decisions as they relate to 2023 compensation for our Chief Executive Officer, Chief Financial Officer, and other named executive officers (“NEOs”) as disclosed in the Summary Compensation Table.
Executive Compensation Components
We compensate our NEOs through a mix of:
•
base salary;

•
performance-based annual cash incentives;

•
performance-based long-term equity incentive compensation (awarded in the form of restricted stock with a three-year ratable vesting period); and

•
other benefits and perquisites.

We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is reasonable and competitive compared to our peers, appropriately reflects the Bank’s performance, and rewards our NEOs for their performance.
Executive Compensation Philosophy
The Company’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practices while varying awards to recognize Company and individual performance. Our compensation program is designed to be performance-based, where the opportunity to earn higher compensation (via our annual cash and long-term incentive plans) is provided if performance warrants. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance compared to the performance of other financial institutions. The Company’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.
Compensation Program Best Practices
Below, we summarize our executive compensation program’s best practices.
What We Do	What We Don’t Do
Pay for Performance: We only pay between target and maximum level incentive payouts when performance expectations are met or exceeded.	No Excessive Perquisites: We do not provide our NEOs with perquisites not also offered to other similarly-situated employees.
Multi-Year Vesting: Multi-year vesting of restricted stock awards helps attract and retain key officers and creates ownership.	No Short Sales or Hedging: Our insider trading policy prohibits the short sale and hedging of Company stock.
Independent Compensation Consultant: We retain an independent compensation consultant at least every three years to ensure that our compensation plans are competitive.
No Single-Trigger Change in Control Provisions: Our change in control agreements require both a change in control of the Company and a subsequent termination for an NEO to qualify for a change in control payment.

Require Stock Ownership: Our NEOs and directors are required to own Company stock to encourage alignment with shareholder interests.	No Tax Gross-Ups: We do not provide our NEOs with tax gross-ups in our compensation plans.
Metrics and Triggers: We ensure that credit quality and regulatory standing metrics and triggers are met before any bonuses are paid.	No Discretionary Bonuses: No discretionary bonuses are paid to NEOs outside the approved compensation program and schedule.

Material Components of our Compensation Program
Below, we summarize each component and the corresponding rationale of our executive compensation elements:
Compensation Program Component	Rationale
Peer Group /Industry Surveys
A comparator peer group of public banks with similar financial performance is used to assess our executive and board compensation packages. The peer group allows us to compare our executive and board compensation programs to competitive market practices. Additionally, we utilize banking industry specific survey data to supplement our peer group assessment of executive and board of director pay.

Base Salary
While the Bank considers other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent. To reward and retain its top talent, the Bank’s philosophy is for salaries to be based on an individual’s experience and competencies in their role.

Annual Cash Incentive Plan
The Bank’s annual performance-based bonus program is based on the Bank’s and the executive’s prior year performance. Bonuses are calculated as a percentage of salary, with payout opportunity levels established at target and maximum percentages. The program requires the NEO to meet or exceed annual performance targets, such as return on assets, assets per full-time equivalent employees (“FTE”), and earnings per share, as determined and approved by the Compensation Committee each year. Established “trigger” criteria focusing on credit quality and regulatory standing must be met before any bonuses are paid. The payout opportunity levels are determined and approved by the Compensation Committee.

Long-Term Incentive Plan
The purpose of the Long-Term Incentive/Equity Plan is to provide financial incentives for selected employees of the Company, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Company’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and maintain ownership of Company stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of peers. The Company provides long-term incentives in the form of restricted common stock, with a three-year ratable vesting schedule, to encourage retention and ownership.

Other Benefits and Perquisites
Generally, our NEOs participate in the same benefit plans designed for all our full-time employees. We provide our NEOs with a limited number of perquisites that are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives.

2023 Compensation Analysis
The Company engaged Pearl Meyer in 2023 to conduct an analysis of the compensation of the Company’s Board of Directors, executive leadership, and senior leadership. Pearl Meyer is leading advisor to boards of directors and leadership teams in the area of executive compensation consulting and leadership development. The purpose of the Pearl Meyer engagement was to review the competitive positioning of the executive and senior leadership compensation compared to the external market, to provide a market-based framework for managing compensation proactively, and to serve as a basis for discussing potential pay decisions and/or changes to the current compensation structure. The analysis included the selection of the Company’s peer group, as outlined in the table below, and an assessment of the Company’s compensation components compared to survey and peer group proxy data. The analysis found that overall, the

Company’s executive pay levels were generally within a market competitive range (defined as +/- 15% of peer group median) on salaries, cash compensation (salary + bonus), and direct compensation (cash compensation + three-year average of equity grants). The assessment also found that the Company’s award opportunity levels under the short and long-term incentive plans are competitive compared to our peer group and industry practices. The Compensation Committee and executive management utilized this report to assist with compensation decisions during 2023 but did not exclusively rely on it.
Peer Group
The peer group developed by the Company in conjunction with Pearl Meyer consists of the twenty (20) banks listed below. The peer group was selected based on national, publicly-traded banks (excluding the coasts) and 2022 year-end asset size. Additionally, we selected financial performance criteria of ROAA greater than or equal to 1.00% as of 2022 year-end, and three-year total return at the time the peer group was compiled of greater than or equal to 10.0%. We also excluded OTC exchange traded banks. When the peer group was compiled, the peer banks were between $3 billion and $8 billion in asset size. As of December 31, 2023, the Company’s assets were approximately $4.2 billion.
Peer Group
Nicolet Bankshares, Inc. (NIC)	Stock Yards Bancorp, Inc. (SYBT)	First Mid Bancshares, Inc. (FMBH)
Lakeland Financial Corporation (LKFN)	City Holding Company (CHCO)	German American Bancorp, Inc. (GABC)
Triumph Financial, Inc. (TFIN)	HBT Financial, Inc. (HBT)	Mercantile Bank Corporation (MBWM)
Bridgewater Bancshares, Inc. (BWB)	Southern Missouri Bancorp, Inc. (SMBC)	South Plains Financial, Inc. (SPFI)
Alerus Financial Corporation (ALRS)	Peoples Financial Services Corp. (PFIS)	West Bancorporation, Inc. (WTBA)
Civista Bancshares, Inc. (CIVB)	MVB Financial Corp. (MVBF)	Guaranty Bancshares, Inc. (GNTY)
Farmers & Merchants Bancorp, Inc. (FMAO)	Red River Bancshares, Inc. (RRBI)
Base Salary
The base salaries of our NEOs have been historically reviewed and set annually by the Compensation Committee. In establishing base salaries for our NEOs, the Compensation Committee relied on external market data from outside sources including banking industry surveys and the information provided by our independent compensation consultant, including peer group and banking industry survey information. In addition to considering the information obtained from external market data sources, the Compensation Committee has also considered each NEO’s:
•
Scope of responsibility,

•
Years of experience,

•
Demonstrated leadership,

•
The Company’s financial performance, and

•
Each executive’s individual performance and contributions to our overall Company performance.

After reviewing the factors as described above, we determined that salary increases were appropriate for our NEOs in 2023. Below, we detail the salary increases from 2022 to 2023:
		2023	2022	%
Name	Position	Salary	Salary	Increase
Michael B. Molepske	Chief Executive Officer	$662,259	$581,521	13.88%
Timothy J. McFarlane(1)	President	$393,208	—	—
Kevin M. LeMahieu	Chief Financial Officer	$381,180	$307,500	23.96%
Joan A. Woldt	Chief Operating Officer	$340,586	$328,000	3.83%
Jason V. Krepline	Chief Lending Officer	$296,408	$283,669	4.49%
(1) Mr. McFarlane joined the Company on February 11, 2023. His compensation reflects a partial year.
Annual Cash Incentive Plan
We pay annual cash incentive/bonus awards to our NEOs, if performance warrants such awards. Annual incentive awards/bonuses are intended to recognize and reward NEOs who contribute significantly to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon annually established formulas and specific performance measures.
In 2023, the Company used a performance-based cash incentive plan designed to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The Plan is designed to achieve the following goals and objectives:
•
Recognize and reward achievement of the Bank’s annual goals critical to driving our long-term strategy.

•
Motivate and reward superior performance.

•
Attract and retain the talent needed for the Bank’s success.

•
Be competitive with the market.

•
Encourage teamwork and collaboration through shared goals.

•
Ensure incentives support sound risk management practices.

2023 Annual Cash Incentive Plan — Earning Opportunities
Below, we detail the 2023 earning opportunities as a percent of salary for the NEOs under the performance-based Annual Cash Incentive Plan. As mentioned previously, the 2023 independent compensation consulting assessment found that the Company’s award opportunity levels under both our short and long-term incentive plans were overall competitive compared to our peer group and industry practices.
		2023 Actual Cash Incentive (as a % of Salary) (a)	2023 Annual Incentive Plan Earning Opportunity (as a % of Salary)
Name	Position		Target	Maximum
Michael B. Molepske	Chief Executive Officer	53.8%	50%	75%
Timothy J. McFarlane	President	53.8%	50%	75%
Kevin M. LeMahieu	Chief Financial Officer	43.0%	40%	60%
Joan A. Woldt	Chief Operating Officer	0	0	0
Jason V. Krepline	Chief Lending Officer	43.0%	40%	60%
(a) Bank First’s annual compensation cycle begins on March 15 of each year. The 2023 Actual Cash Incentive as a Percentage of Salary is calculated based on actual salaries earned during the year, which includes the NEOs’ 2022 salary paid from January 1 — March 15, 2023 and their new 2023 salary was paid from March 16 — August 31, 2023. Beginning September 1 — December 31, 2023 the NEO’s salary was adjusted based on a formal compensation study. For purposes of the table above, we illustrate the actual award as a percent of salary using the award earned in relation to the target and maximum award earning potential as a percent of salary. Actual amounts paid are reflected in the Non-Equity Incentive column of the Summary Compensation table.
2023 Annual Cash Incentive Plan — Metric Performance Calculation and Actual Performance Results
The annual cash incentive plan is based on the achievement of specific performance measures. The Bank sets target and maximum criteria for each goal and links them to payout levels. The Bank uses a proportional approach to determine the incentive payouts when performance goal results are between target and maximum. If performance is below a threshold level, then no payment is made for the applicable goal.
The 2023 annual cash incentive plan was based on achieving the goals as detailed in the tables below. Each goal is assigned a target and maximum level of achievement with a corresponding payout. The Compensation Committee designed the target levels of achievement to be challenging yet reasonably attainable, with maximum awards set at an extremely difficult level of achievement. Levels of achievement for each goal were assessed using a combination of budget, historical performance, peer group performance, and the Company’s forecasted 2023 performance. Triggers and metrics for the year are determined in the first quarter. Each of the three goals is equal in weight as the Committee believes each goal requires a similar focus and is essential in achieving our performance objectives.

2023 Annual Incentive Plan Goal	Goal Weighting	Threshold	Target	Maximum	2023 Actual Performance
Assets Per FTE	33%	$10,500,000	$11,500,000	$12,500,000	$10,715,441
Earnings Per Share – Consolidated	34%	$8.38	$8.78	$9.18	$10.11
Return on Assets – Consolidated	33%	1.93%	2.187%	2.43%	2.55%
Assets Per Full-Time Equivalent Employee (FTE) measures the Bank’s efficiency. While there are numerous ways to measure efficiency, we focus on Assets Per FTE as it is a simple measure that is easily understood by employees at all levels of the organization. Additionally, it is an objective measure that cannot be easily skewed year-to-year by profitability. We focus on Earnings Per Share (EPS) to measure the value of Bank First. We believe the best measure of an organization’s performance and our success in enhancing shareholder value is long-term growth in EPS. Focusing on Return on Assets ensures we are good stewards of the assets we are entrusted to oversee by our shareholders. The annual incentive plan goals are calculated from the annual budget approved by the Board in December of each year. The Target goal for each metric is taken directly from the budget. The Threshold and Maximum goals for each metric are calculated based upon a spread in each direction, determined by management in conjunction with the Compensation Committee.
Long-Term Incentive Compensation (“Equity Plan”)
We believe that equity grants are appropriate long-term incentives to link pay and performance. The purpose of granting equity is also to attract and retain key officers and to encourage performance by providing an ownership stake in our Company. We continue to review the practice of granting equity awards each year to ensure that this form of incentive compensation will continue to drive our NEOs to achieve our Company’s long-term objectives.
In 2023, the Bank continued to use our Equity Plan to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The Equity Plan is designed to support the Company’s pay-for-performance philosophy and reward key executives for creating long-term shareholder value. We believe aligning executives with shareholder interests through performance goals and focusing on shareholder value appreciation is important. Overall, the Equity Plan is designed to meet the objectives as described previously under the “Material Components of Compensation Program” section.
The Equity Plan uses restricted stock awards with a three-year ratable vesting schedule. The use of restricted stock, or full-value equity grants, remains appropriate as our equity granting vehicle, as it continues to be very prevalent within the banking industry based on our independent compensation consulting studies and regulatory best practices. The recipients are entitled to receive dividends during their restricted period and have the right to vote such shares of restricted stock. Awards are granted and vest on or around March 1 of each year and the Compensation Committee has discretion to determine the grant and vesting date.

2023 Equity Plan — Earning Opportunities
Below, we detail the 2023 equity award earning opportunity per executive officer as a percentage of salary.
		2023 Actual Equity Award (as a % of Salary) (a)	2023 Equity Award Earning Opportunity (as a % of Salary)
Name	Position		Target	Maximum
Michael B. Molepske	Chief Executive Officer	53.8%	50%	75%
Timothy J. McFarlane	President	53.8%	50%	75%
Kevin M. LeMahieu	Chief Financial Officer	43.0%	40%	60%
Joan A. Woldt	Chief Operating Officer	0	0	0
Jason V. Krepline	Chief Lending Officer	43.0%	40%	60%
(a) Bank First’s annual compensation cycle begins on March 15 of each year. The 2023 Actual Equity Award as a Percentage of Salary is calculated based on actual salaries earned during the year, which includes the NEOs’ 2022 salary paid from January 1 — March 15, 2023, and their new 2023 salary paid from March 16 — August 31, 2023. Beginning September 1 — December 31, 2023, the NEO’s salary was adjusted based on a formal compensation study. For purposes of the table above, we illustrate the actual award as a percent of salary using the award earned in relation to the target and maximum award earning potential as a percent of salary.
2023 Equity Plan — Metric Performance Calculation and Actual Performance Results
For 2023, the Equity Plan performance goal criteria mirrored the Annual Cash Incentive Plan design performance criteria. By linking the restricted stock awards and annual cash incentives, we reward NEOs for performance achieved during the prior year while encouraging each individual to have a vested interest in the Company’s future success.
Treatment of Equity Plan Awards Under Termination Events
The Equity Plan details the treatment of awards under various employment termination events. If a participant terminates their employment or is terminated for cause, they will forfeit their unvested shares. The Compensation Committee has the discretion to accelerate vesting upon the retirement of an NEO. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Company. In exchange for shares of restricted stock, all recipients of long-term incentive awards who are employees of the Bank agree to certain restrictive covenants if their employment with the Bank is terminated, including non-solicitation of customers, non-solicitation of employees, and confidentiality.
Equity Plan Governance Features
The Bank desires to promote best practices by aligning equity compensation arrangements with the interests of our shareholders. As a result, important governance features are incorporated into the Equity Plan, including, but not limited to the items below:
•
Minimum vesting periods of one year for non-employee directors and three years for NEOs.

•
No “hedging” or “pledging”.

•
No liberal share recycling. Shares of common stock are not allowed to be added back to the plan reserve for future grants under certain circumstances, as described in the Equity Plan.

•
No tax gross-up payments.

•
Material amendments require shareholder approval.

•
The Equity Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants.

•
The Equity Plan does not provide for “reload” or other automatic grants to any participant.

Incentive Plan Payout Triggers
Below, we summarize the annual cash incentive and long-term incentive plan’s triggers, which must be met before any cash or equity incentive/bonus award is paid. If the criteria below are not met, no incentive awards are paid. We believe these criteria reduce the risk to the Company and ensure that awards are paid only if the Company is in good standing.
Incentive Plan Payout Triggers	Criteria
Non-Performing-Assets to Total Assets — Bank	Must be less than or equal to 2.0%
Net Promoter Score	Must be 50 or better
Total Liquidity	Must be 25% or higher
Regulatory Standing	Bank must be in good regulatory and audit standing
Employment Status	Employee must be in good standing and actively employed at the time of payout/grant
Clawback Policy
The Bank has a clawback policy, which is compliant with Rule 10D-1 and Nasdaq listing requirements and is triggered in the event of an accounting restatement or by violations of the confidentiality or non-solicitation provisions contained in the restricted stock award agreements signed by all recipients of long-term incentive compensation. Any incentive compensation in the form of cash or BFC common stock is subject to clawback under this policy. The Company believes the clawback policy assists with risk mitigation. The Compensation Committee may determine, in its discretion, whether to seek to recover or cancel any overpayment made in the event of a material inaccuracy in the Company’s financial statements or in the event of a violation of a restrictive covenant.
Prohibitions on Hedging
The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against short-selling Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors, officers and employees are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors, officers and certain employees during designated blackout periods. It requires approval by the Company’s Chief Legal Counsel before any trade.
Benefits and Perquisites
Generally, our NEOs participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with a 401(k)/profit sharing plan to assist in planning for retirement and securing appropriate income levels during retirement. Our employee benefit plans aims to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
•
401(k)/Profit Sharing Plan.   Our NEOs, all of whom are eligible to participate in the 401(k)/profit sharing plan, may elect to participate on the same basis as all other employees. In 2023, we made contributions to the NEOs’ accounts based on the contributions made by each executive. We also made profit sharing contributions, which were based on the Bank’s performance goals (Assets Per Full-Time Equivalent Employee, Earnings Per Share, and Return on Assets). Our 401(k)/profit sharing plan also has Employee Stock Ownership Plan (“ESOP”) provisions. Our NEOs are eligible to participate in this feature on the same basis as all other employees. Our ESOP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESOP gives our employees an opportunity to purchase shares of our common stock in each participant’s 401(k)/profit sharing account subject to compliance with the terms of the ESOP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of our participating employees.

•
Perquisites.   We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. In 2023, we provided certain NEOs with perquisites, including business development fees.

•
CEO Excess Benefit Payment.   In 2012, the Compensation Committee of the Board of Directors adopted an excess benefit payment plan for Mr. Molepske for the purpose of providing benefits to him in excess of the limitations on contributions and benefits imposed by section 415 of the tax code. The amount is calculated annually to be equivalent to Mr. Molepske’s merit increase, which is based on performance, and paid to him annually via a taxable cash payment.

Change-in-Control Agreements with NEOs
The Company implemented change-in-control (“CIC”) agreements for the NEOs in 2022. Pursuant to the CIC agreement, if the executive is terminated without “cause” or resigns for “good reason”, in each case within one year following a “change in control” (as such terms are defined in the agreement), then the executive will receive: (i) a lump sum severance payment equal to a multiple of his base salary (3x, in the case of Mr. Molepske and Mr. McFarlane, or 2x, in the case of the other NEOs); (ii) a lump sum amount equal to the average bonus received by the executive over the previous three years; and (iii) reimbursement of health insurance coverage premiums for a specified period of time (three years, in the case of Mr. Molepske and Mr. McFarlane, or two years, in the case of the other NEOs). In addition, each executive’s outstanding unvested stock awards will become fully vested upon a change in control. See the Potential Payments Upon Termination or Change in Control for additional information.
Compensation Committee Report
The Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and based upon such review and discussion, the Compensation Committee recommended to Bank First’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Bank First’s annual report on Form 10-K for the year ended December 31, 2023 as required by Item 402(b) of Regulation S-K.
This report has been furnished by the Compensation Committee of the Board:
Peter J. Van Sistine, Chair
Robert D. Gregorski
Laura E. Kohler
David R. Sachse
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Bank First filing under the Securities Act of 1933, as amended (“the Securities Act”) or under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), except to the extent Bank First specifically incorporates this report by reference therein.

NAMED EXECUTIVE OFFICER COMPENSATION
This table contains information about compensation awarded to our NEOs for the fiscal years ending December 31, 2023, 2022, and 2021.
2023, 2022, And 2021 Summary Compensation Table
Name & Principal Position	Year	Salary ($)	Cash Incentives ($)	Stock Awards (b)($)	All Other Compensation (c)($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer (Director)	2023	662,259	350,615	350,664	71,107	1,434,645
	2022	581,521	340,403	340,561	68,990	1,331,475
	2021	565,032	332,200	332,254	70,132	1,299,618
Michael P. Dempsey Former President (Former Director) (d)	2022	164,206	156,779	160,867	30,872	512,724
	2021	355,656	156,879	156,856	33,355	702,746
Timothy J. McFarlane President (Director) (a)	2023	393,208			16,610	409,818
Kevin M. LeMahieu Chief Financial Officer	2023	381,180	139,050	139,255	31,785	691,270
	2022	307,500	135,000	135,136	31,546	609,182
	2021	278,531	121,600	121,693	36,614	558,438
Joan A. Woldt Former Chief Operating Officer (e)	2023	340,586	148,345	148,395	28,671	665,997
	2022	328,000	144,000	144,131	28,772	644,903
	2021	294,470	192,511	64,149	29,047	580,177
Jason V. Krepline Chief Lending Officer	2023	296,408	128,274	128,432	28,820	581,934
	2022	283,669	124,538	124,677	29,348	562,232
	2021	275,625	121,600	121,693	29,729	548,647
(a) Mr. McFarlane joined the Company as its President on February 11, 2023. Because he had not been employed by the Company for a full year, he was not eligible for cash incentives and stock awards in 2023.
(b) Restricted stock awards are granted in March of each year based on the performance results of the prior year pursuant to the Equity Plan. Restricted stock awards vest equally over three years from the date of grant. The table reflects the grant date fair value of the restricted stock awards granted during the applicable year, in each case computed in accordance with FASB ASC 718. The grant date fair value of the restricted shares was based on the average of the high and low trading price of the common stock on the grant date, which amounted to $80.17 in 2023, $69.73 in 2022, and $71.04 in 2021.
(c) Details regarding all other compensation for 2023 are set forth in the table below.
(d) Mr. Dempsey retired from the Company effective June 13, 2022.
(e) Ms. Woldt departed from her position at the Company effective December 31, 2023.

All Other Compensation for 2023
Named Executive Officer	CEO Excess Benefit Payment ($) (a)	Dividends on Unvested Stock Awards ($) (b)	Business Development ($) (c)	Profit Sharing ($)	401K Match ($)
Michael B. Molepske	39,199	13,158	0	8,250	10,500
Timothy J. McFarlane	0	0	0	8,250	8,360
Kevin M. LeMahieu	0	5,080	7,955	8,250	10,500
Joan A. Woldt	0	5,021	5,775	8,250	9,625
Jason V. Krepline	0	4,740	7,955	8,250	7,875

(a)
Reflects the Company’s excess benefit cash payment to Mr. Molepske in 2023.

(b)
Reflects dividends paid on unvested stock awards in 2023.

(c)
Reflects business development expenses paid in 2023.

2023 Grants of Plan-Based Awards
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards	Estimated future payouts under equity incentive plan awards	All other stock awards (#) (1)	All other option awards (#)	Exercise or base price of options awards ($/share)	Grant date fair value of stock and options awards (2)
Michael B. Molepske	3/1/2023	__	__	4,374	__	__	$350,664
Timothy J. McFarlane	3/1/2023	__	__	__	__	__	__
Kevin M. LeMahieu	3/1/2023	__	__	1,737	__	__	$139,255
Joan A. Woldt	3/1/2023	__	__	1,851	__	__	$148,395
Jason V. Krepline	3/1/2023	__	__	1,602	__	__	$128,432
(1) Represents a restricted stock grant made on March 1, 2023 at the fair value price of  $80.17, of which one-third vests on each of the first three anniversaries of the grant.
(2) Represents the fair value of the restricted stock on the grant date, calculated in accordance with the Equity Plan and applicable accounting guidance.
Unvested Stock Awards as of December 31, 2023
The following table presents information concerning the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2023.
Unvested Stock Awards
Named Executive Officer	Number of Unvested Shares (#)	Market Value of Unvested Shares ($) (a)
Michael B. Molepske	11,689 (b)	$1,012,969
Timothy J. McFarlane	0 (c)	0
Kevin M. LeMahieu	4,527 (d)	$392,310
Joan A. Woldt	4,527 (e)	$392,310
Jason V. Krepline	4,197 (f)	$363,712

(a) The market value of restricted stock reflects the number of shares unvested multiplied by the December 29, 2023 stock price of  $86.66. Restricted stock shares granted prior to 2021 vest equally over five years from the grant date. Restricted stock shares granted in 2021, 2022 and 2023 vest equally over three years from the grant date.
(b) Vesting Schedule for Michael B. Molepske: 6,307 shares in 2024; 3,924 shares in 2025; 1,458 shares in 2026.
(c) Mr. McFarlane had no unvested shares of BFC common stock as of December 31, 2023.
(d) Vesting Schedule for Kevin M. LeMahieu: 2,417 shares in 2024; 1,531 shares in 2025; 579 shares in 2026.
(e) Vesting Schedule for Joan A. Woldt: 2,280 shares in 2024; 1,630 shares in 2025; 617 shares in 2026.
(f) Vesting Schedule for Jason V. Krepline: 2,276 shares in 2024; 1,387 shares in 2025; 534 shares in 2026.
Potential Payments Upon Termination or Change-in-Control
The table below includes the estimated amount of compensation payable to each of the NEOs upon a change in control or termination of employment under certain circumstances as of December 31, 2023. Under the Bank First 2020 Equity Plan, employees shall become fully vested immediately upon the participant’s termination of service due to participant’s death, or if an event constitutes a Change in Control. The following unvested shares would vest upon these qualifying events.
NEO	Compensation Salary ($)	Compensation Bonus ($)	Number of Shares (#)	Market Value ($) (a)
Michael B. Molepske	$2,349,000	$370,770	11,689	$1,012,969
Timothy J. McFarlane	$1,467,000	$263,105	0	0
Kevin M. LeMahieu	$1,014,000	$164,094	4,527	$392,310
Joan A. Woldt (b)	$685,568	$140,206	4,527	$392,310
Jason V. Krepline	$604,032	$127,601	4,197	$363,712
(a) The market value of vested stock reflects the number of shares vested multiplied by the December 29, 2023 stock price of  $86.66.
(b) Upon Joan Woldt’s departure on December 31, 2023, she received a severance payment equal to one year of her then-current salary and vesting of any unvested stock according to its regular vesting schedule.
CEO Pay Ratio
Below, we disclose the Company’s CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. The SEC rules require that we identify our median employee using a consistently applied compensation measure (“CACM”). We identified the median employee in 2023 by examining the gross pay, excluding the CEO, of all full-time, part-time, temporary and seasonal employees employed as of December 31, 2023. We then determined the annual total compensation of our median employee in a comparable manner to the CEO compensation in the Summary Compensation Table. This information is provided solely for compliance purposes and is not used in other compensation evaluations.
Annual Total Compensation
Mr. Molepske	$1,434,645
Median Employee	$53,554
CEO Pay Ratio	27:1

Pay Versus Performance
As required by Section 953(b) of the Dodd-Frank Act and 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of Bank First Corporation.
Year	Summary Compensation Table for PEO (1)	Compensation Actually Paid to PEO	Avg. Summary Compensation Table Total for Non-PEO NEOs (2)	Avg. Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)	Net Income (4)	Earnings Per Share
2023	$1,434,645	$1,516,712	$587,255	$596,123	$139.43	$102.64	$74,514,000	$7.28
2022	$1,331,475	$1,593,638	$582,260	$701,761	$147.30	$89.18	$45,214,000	$5.58
2021	$1,299,618	$1,392,441	$597,502	$622,248	$113.25	$113.69	$45,444,000	$5.92
(1) Our Principal Executive Officer (“PEO”) for 2023, 2022, and 2021 was Michael B. Molepske.
(2) In 2023, our non-PEO NEOs were Timothy J. McFarlane, Kevin M. LeMahieu, Jason V. Krepline, and Joan A. Woldt. In 2022 and 2021, our non-PEO NEOs were Michael P. Dempsey, Kevin M. LeMahieu, Jason V. Krepline, and Joan A. Woldt.
(3) Total shareholder return assumes a hypothetical investment of  $100 in common stock on January 1, 2021 with dividends reinvested, and compares the performance of Bank First Corporation common stock to the cumulative total return of the Russell 2000 Index.
(4) Net income of the Company as reported in the Consolidated Statements of Income in Bank First Corporation’s Annual Report on Form 10-K filed with the SEC on February 29, 2024.
Adjustments to Determine Compensation Actually Paid to PEO
	2023	2022	2021
Deduct: Value of Stock Awards included in SCT	$(350,664)	$(340,561)	$(332,254)
Add: Year End Fair Value of Outstanding & Unvested Equity Awards Granted in Year	$384,168	$453,040	$337,867
Change in Year End Fair Value of Outstanding & Unvested Equity Awards Compared to Prior Year	$(68,872)	$115,173	$63,631
Add: Vesting Date Fair Value of Equity Awards Granted and Vested in Year	$0	$0	$0
Change in Vesting Date Fair Value of Vested Equity Awards Compared to Prior Year	$117,435	$34,511	$23,579
Deduct: Prior Year End Fair Value of Forfeited Equity Awards During the Year	__	__	__
Total Adjustments	$82,067	$262,163	$92,823

Adjustments to Determine Compensation Actually Paid to Non-PEO NEOs
	2023	2022	2021
Deduct: Value of Stock Awards included in SCT	$(138,694)	$(141,203)	$(116,098)
Add: Year End Fair Value of Outstanding & Unvested Equity Awards Granted in Year	$151,946	$187,839	$118,040
Change in Year End Fair Value of Outstanding & Unvested Equity Awards Compared to Prior Year	$(35,893)	$69,799	$13,058
Add: Vesting Date Fair Value of Equity Awards Granted and Vested in Year	$0	$0	$0
Change in Vesting Date Fair Value of Vested Equity Awards Compared to Prior Year	$31,509	$3,066	$9,746
Deduct: Prior Year End Fair Value of Forfeited Equity Awards During the Year	__	__	__
Total Adjustments	$8,868	$119,501	$24,746
Tabular List of Financial Performance Measures
Pursuant to the requirements of Item 402(v), we provide the following list of the three most important financial performance measures used to link Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules), to our NEOs in 2023.
•
Measure 1 — Earnings per share

•
Measure 2 — Net income

•
Measure 3 — Nonperforming assets to total assets

Pay Versus Performance: Graphical Description
Pursuant to the requirements of Item 402(v), the following graphs reflect the relationships between CAP and the Company’s cumulative Total Shareholder Return, peer group Total Shareholder Return (Russell 2000 Index and NASDAQ Bank Index), the Company’s net income and earnings per share (diluted). Please refer to the Compensation Discussion and Analysis for further discussion of how the Board and the Compensation Committee review and assess the relationship between executive compensation and Company performance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of ownership changes on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners must also furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2023.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of the Company’s common stock as of April 8, 2024, by (i) each director and director nominee of the Company, (ii) each of the named executive officers of the Company, (iii) all directors and named executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.
Except as indicated below, the address for each shareholder listed in the table below is: Bank First Corporation, 402 N. 8th Street, Manitowoc, Wisconsin 54220.
Common Stock
Beneficial Owner	Number of Shares(a)(b)	Percent of Class(c)
Directors:
Michael G. Ansay	61,331(d)	*
Mary-Kay H. Bourbulas	7,003(e)	*
Erin A. Davis	0	*
Robert D. Gregorski	34,317(f)	*
Judy L. Heun	3,360(g)	*
Stephen E. Johnson	32,075(h)	*
Laura E. Kohler	4,853(i)	*
Phillip R. Maples	4,868(j)	*
Timothy J. McFarlane (Executive Officer)	63,117(k)	*
Michael B. Molepske (Executive Officer)	118,855(l)	1.2
David R. Sachse	25,086(m)	*
Peter J. Van Sistine	7,768(n)	*
Named Executive Officers who are not Directors:
Kevin M. LeMahieu	21,928(o)	*
Jason V. Krepline	30,264(p)	*
All Directors and Named Executive Officers (as a group):	414,825	4.1
Other Material Shareholders:
Richard S. Molepske	576,547(q)	5.7
BlackRock, Inc.	696,520(r)	6.9
(a) Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power in the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b) This amount includes shares allocated to participant accounts within the Company’s 401(k) Plan. As of April 8, 2024, the shares allocated to participant accounts within the 401(k) Plan were as follows: Michael B. Molepske: 0; Timothy J. McFarlane: 0; Kevin M. LeMahieu: 8,209; Jason V. Krepline: 23,722.

(c) Percentage ownership is based on 10,122,220 shares of common stock outstanding as of April 8, 2024. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d) All shares held directly.
(e) All shares held directly.
(f) All shares held directly.
(g) All shares held directly.
(h) 2,912 shares held as custodian; 29,163 shares directly.
(i) All shares held directly.
(j) 1,544 shares held in trust; 3,324 shares held directly.
(k) 6,309 shares beneficially owned by spouse; 12,817 shares beneficially owned; 43,991 shares held directly.
(l) 1,082 shares held by spouse; 8,099 shares beneficially owned; 52,401 shares held in trust; 57,273 shares held directly.
(m) All shares held directly.
(n) All shares held directly.
(o) All shares held directly.
(p) All shares held directly.
(q) The information contained herein is based on information provided by the respective individual as of April 8, 2024. The address for Richard S. Molepske is P.O. Box 2018, Manitowoc, WI 54221-2018.
(r) The information contained herein is based on information disclosed by the entity on a Schedule 13G filed with the SEC on January 26, 2024. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Transactions by the Company with related parties are subject to a formal written policy, and regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. The Board of Directors is responsible for reviewing and approving all related party transactions, and reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Company was or is a participant, and in which an executive officer or director of the Company, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Company or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Company or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Board of Directors. In determining whether to approve a related person transaction, the Board will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Board will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person, and (iii) approved or ratified by a majority of the disinterested members of the Board.
The Bank’s wholly-owned subsidiary, TVG Holdings, Inc., owns 40.0% of Ansay & Associates, LLC. Michael G. Ansay, who retired from the Board on January 15, 2024, is the Chairman and Chief Executive Officer of Ansay & Associates.
The Company did not engage in any other transactions requiring disclosure under SEC regulations.

Loans to Related Persons
The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made in the ordinary course of business, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2023, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Company or the Bank had loans outstanding at preferred interest rates from the Company or the Bank.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed FORVIS, LLP (“FORVIS”) as the independent registered public accounting firm to audit the Company’s financial statement for the fiscal year ending December 31, 2024. Although not required to do so, the Board is submitting the selection of FORVIS as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such an appointment. Even if the shareholders ratify the appointment of FORVIS, the Audit Committee, in its discretion, could decide to terminate the engagement of FORVIS and engage another audit firm if the Audit Committee determines such action is necessary or desirable. In the event that the required shareholder vote does not ratify the appointment, the vote would be considered in connection with the engagement of an independent auditor for 2024. The Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.
Representatives of FORVIS will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Bank First encourages all shareholders to ask questions of and provide comments to representatives of FORVIS in advance of the Meeting by contacting our Shareholder Services team at (920) 652-3360 or ShareholderServices@bankfirst.com. Representatives of FORIVS will be able to respond to appropriate questions at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FORVIS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Company was notified that Dixon Hughes Goodman LLP, its independent registered public accounting firm, merged with BKD, LLP on June 1, 2022. The combined practice now operates under the name FORVIS, LLP. As a result of this merger, FORVIS is the Company’s independent registered public accounting firm and has served in such capacity for the years ended December 31, 2023, 2022, and 2021.
Fees Billed by the Company’s Independent Registered Public Accounting Firms
This table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual financial statements during the years ended December 31, 2023, 2022, and 2021, and fees billed for other services rendered by the firms during those periods.
Year Ended December 31	2023	2022	2021
Audit fees	$439,250	$347,094	$228,000
Audit-related fees	$0	$0	$0
Tax fees	$0	$0	$0
All other fees	$0	$0	$0
Total	$439,250	$347,094	$228,000
Audit fees
These amounts represent fees of the independent registered public accounting firms for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting (FDICIA), and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Audit-related fees
Audit-related fees generally consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about applying generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition and enhance the independent auditor’s understanding of our products and controls.
Tax fees
Tax fees, of which there were none, generally fall into two categories: tax compliance and return preparation, and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.
All other fees
All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.
The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of FORVIS LLP.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, occasionally delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to FORVIS, LLP for the fiscal years ended December 31, 2023, 2022, and 2021 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the obligation to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to filing each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
•
has reviewed and discussed with management the audited financial statements for the year ended December 31, 2023;

•
has discussed with FORVIS, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
Discussed with FORVIS the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
has received the written disclosures and the letter from FORVIS, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed the independent accountant’s independence with FORVIS.

Based on this review and the discussions above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.
Respectfully submitted by the Audit Committee of the Board,
Judy L. Heun, Chair
Stephen E. Johnson
Phillip R. Maples

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we provide our shareholders with a “say-on-pay” vote, an opportunity to vote on an advisory basis on the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of Bank First Corporation’s named executive officers, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement.”
As discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practices while varying awards to recognize Company and individual performance. Our compensation program is designed to be performance-based, where the opportunity to earn higher compensation (via our annual cash and long-term incentive plans) is provided if performance warrants. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance compared to the performance of other financial institutions. The Company’s philosophy is that actual compensation should exceed the market when superior performance is achieved and be lower than the market when performance falls below expectations. We firmly believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure alignment of management and shareholder interests.
This vote is not intended to address any specific compensation item, but rather the overall compensation of our named executive officers. It is also not a vote on director compensation, or on our compensation policies as they relate to risk management.
Because this is an advisory vote, it will not affect any compensation already paid or awarded. It will not be binding upon or overrule any decisions made by the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future named executive officer compensation decisions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY APPROVAL OF BANK FIRST CORPORATION’S NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE FREQUENCY OF ADVISORY VOTE ON
EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, this proposal allows shareholders to vote on how frequently they would like to cast an advisory vote to approve Bank First Corporation’s named executive officer compensation, similar to the advisory vote solicited in Proposal 3, above. The regulation allows shareholders to select one, two or three years. The Company must provide shareholders with the opportunity to vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers every six (6) years.
The Board of Directors recommends an advisory vote on named executive officer compensation every three (3) years. As described in the Compensation Discussion and Analysis section of this Proxy Statement, in making named executive officer compensation decisions, management and the Compensation Committee consider the performance of executive officers individually, as well as the Company’s financial performance and achievement of strategic goals. The Company undertakes an independent compensation analysis every three (3) years, to ensure that the compensation of its named executive officers is competitive compared to our peer group and industry practices. The Board and the Compensation Committee believe a shareholder advisory vote is appropriate every three (3) years, in alignment with the performance of this independent compensation analysis.
Shareholders may cast an advisory vote on the preferred voting frequency by selecting one, two, or three years, or may choose to abstain. Bank First Corporation will consider shareholders to have expressed a non-binding preference for the frequency option that receives the largest number of favorable votes. Shareholders are not voting to approve or disapprove the Board’s recommendation.
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT “THREE YEARS” WHEN VOTING ON THE FREQUENCY OF ADVISORY APPROVAL OF BANK FIRST CORPORATION’S NAMED EXECUTIVE OFFICER COMPENSATION.

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS
Shareholder Proposals
For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2025 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Company at the address below. The Corporate Secretary must receive the proposal no later than December 23, 2024. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Kelly M. Dvorak
Chief Legal Counsel/Corporate Secretary
Bank First Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
For a shareholder proposal not intended to be included in the Company’s Proxy Statement for the 2025 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than February 17, 2025 and not later than March 19, 2025. The notice of a proposed item of business must provide information as required in the Bylaws of the Company which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the Bylaws of the Company and the information required by Rule 14a-19 under the Exchange Act, if applicable. In general, our Bylaws require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination, and provide background information about the nominee.
It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the “Governance and Nominating Committee” section for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2024 Annual Meeting.
Shareholder Communications
Shareholders wishing to communicate with the Board, with a particular director, or with the Corporate Secretary, may do so in writing directed to the Corporate Secretary of the Company, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics to the Board, any committee, or any specific director. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.
Shareholder Engagement
The Company and our Board believe that accountability to our shareholders is key to sound corporate governance principles. As such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout the year, members of our management team meet regularly with some of our shareholders to discuss our corporate strategy, financial performance, long-term objectives, credit risks, capital management, enterprise risk management, corporate governance, ESG related matters, and executive compensation. In regularly engaging with our shareholders, we provide perspective on our governance policies and executive compensation practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.
Our ongoing shareholder engagement program encompasses many initiatives, including:
•
Scheduled in-person and virtual meetings with our larger institutional shareholders;

•
Responses to institutional and retail shareholder correspondence and inquiries;

•
Attendance and participation at several industry conferences each year;

•
Regular engagement with analysts who cover the Company to reinforce key themes related to our business strategy and financial performance. This communication helps to ensure that written reports about the Company, including earnings projections, are reasonable and consistent with our stated objectives; and

•
Scheduled non-deal road shows and virtual meetings.

Throughout the year, we contacted, virtually and telephonically, a number of the Company’s larger shareholders. This allowed us to better understand and address shareholder questions and concerns related to such issues as our financial performance, the interest rate environment, our strategic objectives, and our long-term growth strategy. Feedback and perspectives shared during these engagement meetings were discussed by executive management and the Board and influenced several changes and disclosure enhancements.
We look forward to continued enhancement of our shareholder engagement program in 2024. We are committed to an open dialogue where investor views and priorities may be gathered and discussed, informing and guiding a deliberative decision-making process with a diverse shareholder base in mind.
Householding
To further reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy. You can contact the Company by calling (920) 652-3244 or by writing to Corporate Secretary, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010, or by sending an email to kdvorak@bankfirst.com to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.
Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.

ADDITIONAL INFORMATION
Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirst.com. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2023, we will mail these documents to you free of charge. Requests should be sent to:
Kelly M. Dvorak
Chief Legal Counsel and Corporate Secretary
Bank First Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
The Annual Report on Form 10-K for the year ended December 31, 2023, is not, and shall not be, deemed to be a part of our proxy materials.
OTHER MATTERS
We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6 Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/BFC or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Votes submitted electronically must be received by 11:59 p.m. (CT) on June 16, 2024. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.To elect five (5) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;ForWithholdForWithholdForWithhold 01 - Mary-Kay H. Bourbulas02 - Erin A. Davis03 - Robert D. Gregorski04 - Phillip R. Maples05 - Peter J. Van Sistine 2.To ratify the appointment of FORVIS, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024; ForAgainst Abstain 3.To hold an advisory vote on the compensation of the Corporation's named executive officers; ForAgainst Abstain 4.To hold an advisory vote on the frequency of the advisory vote on executive compensation; and 3 Years 2 Years 1 Year Abstain 5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X6 0 8 5 5 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03YJRF

2024 Annual Meeting of Bank First Corporation ShareholdersJune 17, 2024, 4:00pm CDTCapitol Civic Centre913 South Eighth Street, Manitowoc, Wisconsin 54220q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Notice of 2024 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 17, 2024The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank First Corporation to be held on Monday, June 17, 2024 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 8, 2024, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 10, 2024, you will have given the trustee the authority to vote on your behalf.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2, 3 and 5, and for 3 YEARS on item 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below.

MMMMMMMMMMMMUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.To elect five (5) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;ForWithholdForWithholdForWithhold 01 - Mary-Kay H. Bourbulas02 - Erin A. Davis03 - Robert D. Gregorski04 - Phillip R. Maples05 - Peter J. Van Sistine 2.To ratify the appointment of FORVIS, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024; ForAgainst Abstain 3.To hold an advisory vote on the compensation of the Corporation’s named executive officers; ForAgainst Abstain 4.To hold an advisory vote on the frequency of the advisory vote on executive compensation; and 3 Years 2 Years 1 Year Abstain 5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03YJSF

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qNotice of 2024 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 17, 2024The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank First Corporation to be held on Monday, June 17, 2024 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 8, 2024, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 10, 2024, you will have given the trustee the authority to vote on your behalf.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2, 3 and 5, and for 3 YEARS on item 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)